EXHIBIT 23(d)


                                                                Exhibit 23(d)



We consent to the incorporation by reference in this Registration Statement of Old Kent Financial Corporation on Form S-4 of our report dated February 26, 1991, appearing in the Annual Report on Form 10-K of EdgeMark Financial Corporation for the year ended December 31, 1992, and to the reference to us under the heading "Independent Public Accountants" in the Prospectus and Proxy Statement, which is part of this Registration Statement.


/s/ Deloitte & Touche

DELOITTE & TOUCHE
Chicago, Illinois

January 20, 1994